Exhibit 5.1

                             KRIEG DEVAULT ALEXANDER
                                 & CAPEHART LLP

                                ATTORNEYS AT LAW

           One Indiana Square, Suite 2800, Indianapolis, Indiana 46204

July 13, 1999

USA Group Secondary Market Services, Inc.
30 South Meridian Street
Indianapolis, Indiana 46250-3503

Ladies and Gentlemen:

        We have acted as counsel to USA Group Secondary Market Services, Inc. ("SMS") as originator, in connection with a Registration Statement (No. 333-77301) on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the registration of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the" Certificates", and together with the Notes the "Securities"). The Securities will be issued from time to time in series, with each series to be issued by a trust ( each a "Trust") to be formed among SMS, and an Eligible Lender Trustee (the "Eligible Lender Trustee"), pursuant to a Trust Agreement (each a "Trust Agreement"), in connection with the sale of certain Student Loans (the "Student Loans") by SMS, as Seller, to the Trust. With respect to each series, the Notes are to be issued pursuant to an Indenture (each an "Indenture") between the Trust and an Indenture Trustee (the "Indenture Trustee"), and the Certificates are to be issued pursuant to a Trust Agreement. The Securities will be sold from time to time pursuant to underwriting agreements (each an "Underwriting Agreement") between SMS and the various underwriters named therein.

        We are familiar with the corporate proceedings of SMS to date and have examined and relied upon the forms of the Trust Agreement, the Indenture and the Underwriting Agreements (collectively the "Operative Documents") filed with the Commission as exhibits to the Registration Statement. In addition, we have examined such corporate records of the SMS and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. Based on the foregoing, we are of the opinion that:


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        1.      Assuming due authorization of the Indenture relating to a series by the related Trust and due authorization, execution and delivery thereof by the related Indenture Trustee, the Indenture, when executed and delivered by the Indenture Trustee, will constitute a valid and legally binding instrument of the Trust.

        2. When appropriate corporate action has been taken to authorize the issuance of Notes relating to a series, the Operative Documents relating to such series have been duly completed, executed and delivered by the parties thereto, and such Notes have been duly completed, executed, authenticated, sold and delivered in the applicable form filed as an exhibit to the Registration Statement, in accordance with the applicable Indenture and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Notes will be legal valid and binding obligations of the Trust entitled to the benefits of the Indenture.


The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). With respect to matters of Delaware law affecting this opinion, we have relied on the opinion of Richards, Layton & Finger filed as an exhibit to the Registration Statement.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or for any other purpose.

                                    Very truly yours,

                           /s/ Krieg DeVault Alexander & Capehart, LLP

                           KRIEG DEVAULT ALEXANDER & CAPEHART, LLP